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                                                                   Exhibit 10.26


                               SUBLEASE AGREEMENT

      THIS SUBLEASE AGREEMENT (this "Sublease") made as of April 1l, 2002, by and between ADVANCED CELL TECHNOLOGY, INC. (the "Sublandlord"), a Delaware corporation, having an office at One Innovation Drive, Three Biotech Park, Worcester, MA 01605, and VIACELL, INC. (the "Subtenant"), a Delaware corporation, having an office at One Innovation Drive, Three Biotech Park, Worcester, MA 01605.

                                   WITNESSETH:

      WHEREAS, Worcester Business Development Corporation, the predecessor-in-interest to ARE-One Innovation Drive, LLC, and Sublandlord entered into a certain Space Lease dated December 31, 1997, pursuant to which Sublandlord leased certain space in the building located at One Innovation Drive, Worcester, Massachusetts (the "Building"); and

      WHEREAS, ARE-One Innovation Drive, LLC (the "Prime Landlord") and Sublandlord have amended the aforesaid Space Lease pursuant to (i) a certain First Amendment To Lease dated as of November 30, 2000 and (ii) a certain Second Amendment To Lease dated as of April 30, 2001 (said Space Lease, as amended, being hereinafter referred to as the "Prime Lease"); and

      WHEREAS, Sublandlord desires to sublease to Subtenant, and Subtenant desires to hire from Sublandlord, a portion of the space demised to Sublandlord under the Prime Lease; said space is cross-hatched on the plan annexed hereto as Exhibit A and is hereinafter referred to as the "Sublease Premises";

      NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, Sublandlord and Subtenant agree as follows:

      1. (a) Sublandlord hereby subleases, demises and sublets to Subtenant, and Subtenant hereby takes and rents from Sublandlord, the Sublease Premises, in accordance with the terms, and subject to the conditions, of this Sublease and of the Prime Lease. For the purposes of this Sublease, the parties hereto agree that the Sublease Premises contain 73 rentable square feet.

            (b) This Sublease is subject and subordinate to the Prime Lease and to the lien of any mortgage which may now or at any time in the future encumber the Building and/or the land on which the Building is located. Subtenant acknowledges that it has received a complete copy of the Prime Lease and has examined the terms and conditions of the Prime Lease.

            (c) Subtenant hereby acknowledges that access to the Sublease Premises is through other space demised to Sublandlord pursuant to the Prime Lease and that Sublandlord is utilizing such other space in connection with its business. As part of this Sublease, Sublandlord hereby grants to Subtenant a non-exclusive right of access to the Sublease Space through the airlock area and the large mouse area shown on Exhibit A; such non-exclusive right of access shall be subject to the provisions of this Sublease
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and such security regulations as Sublandlord may reasonably promulgate from time to time.

      2. The term of this Sublease (hereinafter referred to as "Term") shall commence on the date on which Prime Landlord approves this Sublease (said date being hereinafter referred to as the "Commencement Date"), and shall expire on March 31, 2003, unless terminated earlier in accordance with the provisions of this Sublease. Subtenant shall not have any right to extend the Term beyond March 31, 2003.

      3. The Sublease Premises shall be used by Subtenant for a mouse holding facility only, and Subtenant covenants that the Sublease Premises shall not be used for any other purpose whatsoever. Notwithstanding anything to the contrary contained in this Sublease or the Prime Lease, Subtenant shall not cause or permit any hazardous substance or hazardous waste to be brought, kept or stored on or about the ' Sublease Premises, and Subtenant shall not engage in, or permit any other person or entity to engage in, any activity, operation or business on or about the Sublease Premises which involves the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of hazardous substances and/or hazardous wastes.

      4. (a) The base rent for the Term shall be $1,898. 00 per annum (the "Base Rent"). The Base Rent shall be paid in equal monthly installments of $158.17, in advance, without notice, at least five (5) days before the first day of each calendar month occurring during the Term, except that Subtenant shall pay the first (1st) monthly installment of Base Rent simultaneously with its execution and delivery of this Sublease. If the Commencement Date is a day other than the first (1st) day of a calendar month, then the Base Rent for said month shall be prorated based upon the number of days from the Commencement Date to the last day of said month, inclusive.

            (b) In addition to the Base Rent, Subtenant shall also pay when due
(i) 1. 41% ("Subtenant's Share") of all other amounts payable by Sublandlord to Prime Landlord under the Prime Lease (including, without limitation, the amounts payable on account of Operating Expenses and Taxes), and (ii) Subtenant's Share of all electrical costs paid by Sublandlord to the utility company providing electricity to the space demised to Sublandlord; for the purposes of this Sublease, such amounts being hereinafter collectively referred to as "Additional Rent". The Additional Rent payable on account of amounts payable to Prime Landlord shall be paid to Sublandlord at least five (5) days before the times such payments are payable by Sublandlord to Prime Landlord; and the Additional Rent payable on account of the electricity shall be paid within fifteen (15) days after Subtenant's receipt of a statement setting forth the amount due. In the event Subtenant fails to make any payment of Additional Rent, Sublandlord shall be entitled to exercise the same rights and remedies with respect thereto as with respect to a default in the payment of Base Rent. Subtenant's obligation to pay Additional Rent shall survive the expiration or other termination of the Term. For the purposes this Sublease, Subtenant's Share is determined by dividing the then rentable square footage of the Sublease Premises (which is currently 73 rentable square feet) by 5,160 rentable square feet (the total rentable square footage of the mouse facility).


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            (c) The Base Rent and Additional Rent shall be paid to Sublandlord at the office of Sublandlord set forth above or to such other place as Sublandlord may designate in writing, without any offset, set-off, counterclaim, abatement or deduction whatsoever, in lawful money of the United States which shall be legal tender in payment of all debts and dues, public or private, at the time of payment.

      5. Notwithstanding anything to the contrary contained in this Sublease, Subtenant acknowledges and agrees that Subtenant is obligated to reimburse Sublandlord, as Additional Rent, for all amounts paid by Sublandlord to Prime Landlord which are allocable to or attributable to the Sublease Premises and/or to Subtenant's use and occupancy of the Sublease Premises. Subtenant shall pay said amounts at least five (5) days before the times such payments are payable by Sublandlord to Prime Landlord.

      6. (a) Sublandlord shall have no obligation to perform any. Work or services in or to the Sublease Premises or to perform any other obligation which is the obligation of the Prime Landlord under the Prime Lease (including, without limitation, the finishing of water, HVAC, cleaning, utilities, security or elevators), but Subtenant shall be entitled to have the benefit of all work and services to be provided or rendered by Prime Landlord in or to the premises demised to Sublandlord pursuant to the Prime Lease. Subtenant agrees that it shall be the responsibility of Prime Landlord to provide any such work and services and not that of Sublandlord. In the event that Prime Landlord shall fail or refuse to comply with any of the terms of the Prime Lease on its part to be performed affecting the Sublease Premises or the use or occupancy thereof by Subtenant, Subtenant shall have the right, in its own name (and in the name of Sublandlord if Subtenant shall obtain Sublandlord's prior written approval of the use of its name, which approval shall not be unreasonably withheld) to require and obtain performance by Prime Landlord pursuant to the terms of the Prime Lease. Subtenant shall not have the right to require or obtain performance by Sublandlord, and Subtenant shall have no claim against Sublandlord by reason of Prime Landlord's failure or refusal to comply with any of the terms of the Prime Lease on its part to be performed. No such failure or refusal shall constitute an eviction, actual or constructive, and Subtenant shall not be entitled to cancel this Sublease or to any reduction or abatement of the rent reserved herein.

            (b) Supplementing the provisions of Paragraph 6(a), Subtenant hereby agrees and acknowledges that Sublandlord shall have no obligation whatsoever to protect, safeguard, maintain or otherwise care for Subtenant's mice located within the Sublease Premises.

      7. In the event that Subtenant shall be in default under any covenant, or shall fail to honor any obligation under this Sublease, Sublandlord shall have available to it all of the remedies available to Prime Landlord under the Prime Lease in the event of a like default or failure on the part of the tenant thereunder.

      8. If the Prime Lease shall be terminated by reason of a default on the part of Subtenant with respect to any of the terms or conditions of this Sublease, Sublandlord shall be entitled to recover from Subtenant as liquidated damages (x) such amount or amounts as will be equal to the damages which Prime Landlord shall be entitled to recover from Sublandlord in connection with such termination of the Prime Lease, and (y) the expenses incurred by Sublandlord in collecting amounts referred to in (x) above, including but not limited to, attorneys' fees and disbursements.

      9. Sublandlord and Subtenant shall each deliver to the other copies of all notices, requests or demands which relate to the Sublease Premises or any portion thereof promptly after receipt thereof from Prime Landlord under the Prime Lease.

      10. Subtenant shall accept possession of the Sublease Premises in its "as is" condition as of the Commencement Date, it being agreed that there shall be no obligation on the part of Sublandlord to make any repairs or alterations in order to make the Sublease Premises ready for occupancy by Subtenant.

      11. Subtenant covenants and agrees not to assign this Sublease, nor sublet the Sublease Premises or any part thereof, nor mortgage or encumber its interest therein without obtaining the prior written consent of Sublandlord and Prime Landlord in each instance. Sublandlord may withhold its consent at its sole discretion.

      12. Except to the extent modified by or inconsistent with the terms and conditions of this Sublease, the terms, covenants and conditions of the Prime Lease (i) are incorporated herein by reference, (ii) are, as to those to be performed or complied with by the tenant named therein, hereby assumed by Subtenant, and (iii) shall have the same force and effect as though herein set forth at length; for the purposes of such incorporation, the term "Landlord" as used therein shall refer to Sublandlord, the term "Tenant" as used therein shall refer to Subtenant, the term "Premises or Demised Premises" as used therein shall refer to the Sublease Premises, the term "Term" as used therein shall refer to the Term, the term "this Lease" as used therein shall refer to this . Sublease, and the term "Commencement Date" as used therein shall refer to the Commencement Date set forth in Paragraph 2 hereof. All acts to be done by Sublandlord, as tenant under the Prime Lease, and all obligations of Sublandlord, as tenant under the Prime Lease, shall be done or performed by Subtenant except as otherwise provided by this Sublease, and Subtenant's obligations shall run both to Sublandlord and Prime Landlord as Sublandlord may determine to be appropriate or to be required by the respective interests of Sublandlord and Prime Landlord. Subtenant shall indemnify and hold Sublandlord harmless from all claims, damages, costs and expenses (including, but no limited to, reasonable legal fees and disbursements) in respect of the non-performance or non-observance of any such obligations. Subtenant shall not do, nor permit to be done, any act or thing which would result in an increase of Sublandlord's Basic Rent or Additional Rent or any other obligation or liability of Sublandlord under the Prime Lease or which is, or, with notice or the passage of time, would be, a default under the Prime Lease. For the purposes of incorporation herein, the terms of the Prime Lease are subject to the following additional modifications:

            (a) In all provisions of the Prime Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of Prime Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Prime Landlord, and Sublandlord


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shall not unreasonably withhold or delay its approval or consent; provided, however, if Prime Landlord withholds its approval or consent in any instance in which such approval or consent is so required, Sublandlord's refusal to give its approval or consent in such instance shall not be deemed unreasonable. If Subtenant asks Sublandlord in writing to request Prime Landlord to give Prime Landlord's consent under the Prime Lease in any situation where such consent is required hereunder or under the Prime Lease, Sublandlord agrees to request such consent from Prime Landlord. However, such request of Prime Landlord by Sublandlord shall not be deemed to constitute the approval or consent of Sublandlord in any situation where Sublandlord's approval or consent is required hereunder or to impair, affect, waive or diminish in any way-the right and ability of Sublandlord to refuse to give its approval or consent, either prior or subsequent to making such request. In making any such request of Prime Landlord, Sublandlord shall be acting solely as agent for Subtenant in order to satisfy any requirement of the Prime Lease that Sublandlord request such consent from Prime Landlord.

            (b) In all provisions of the Prime Lease requiring Sublandlord, as tenant, to submit, exhibit to, supply or provide Prime Landlord with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Prime Landlord and Sublandlord. In any such instance, Sublandlord shall reasonably determine if such evidence, certificate or other matter or thing shall be satisfactory, provided that if Prime Landlord shall deem such evidence, certificate or other matter or thing unsatisfactory, Sublandlord's refusal to accept such evidence, certificate or other matter or thing, as satisfactory to it shall not be deemed unreasonable.

            (c) The following provisions of the Prime Lease are hereby deleted for purposes of incorporation of the Prime Lease into this Sublease: Section 1. 01 (other than the definitions of "Permitted Use", "Land", and "Rentable Area of the Building"; the definitions for "Lease Term", "Lease Termination Date", "Landlord's Work", "Rentable Area of the Premises", "Stated Expiration Date", "Substantial Completion Date", "Tenant Fit-Up", "Tenant's Cost", "Term Commencement Date", "Work Letter", and "Working Drawings" of Section 1. 03;. first (1st) sentence of Section 2. 01; Article 3; Article 4; Article 7; Article 13; Section 15.03; Section 19.01; everything after the first sentence of Section 19.02; Section 22.01 (a) and (b); Section 25.07; Exhibit B; Exhibit C; Exhibit E; and Paragraphs A-1, B-1, B-2, B-3, B-4, B-5, and B-6 of the Rider and Addendum.

            (d) In the event of any conflict between the provisions of the Prime Lease and the provisions of this Sublease, the provisions of this Sublease shall control.

      13. (a) If, at any time during the Term, Sublandlord elects, at its sole discretion, to cease using the large mouse holding room and the procedure room identified on Exhibit A as Room #152 and Room #146, respectively, Sublandlord shall notify Subtenant of said election and of the date by which Sublandlord would be vacating said rooms. Within fifteen (15) days after Subtenant's receipt of said notice, Subtenant shall notify Sublandlord whether Subtenant desires to sublease said rooms and the airlock area (room #142) on terms and conditions set forth in this Paragraph 13, time being of the essence with respect to the giving of said notice by Subtenant. For purposes of this


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Paragraph 13, rooms #156, 146 and 142 are collectively referred to as the
"Expansion Space".

            (b) In the event Subtenant notifies Sublandlord of its desire to sublease the Expansion Space within said fifteen (15) day period, then such subleasing shall be on the following terms and conditions: (i) Subtenant agrees to accept possession of the Expansion Space in its "AS-IS" condition as of the date on which Sublandlord delivers possession; (ii) subleasing shall commence on the date on which Sublandlord delivers possession of the Expansion Space; (iii) the term "Sublease Premises" shall be deemed to include the Expansion Space and shall be deemed to contain 1,350 rentable square feet for all purposes of this Sublease; (iv) the Base Rent shall be $35,100.00 per annum, payable in equal monthly installments of $2,925.00; (v) Subtenant's Share shall be 8.29%; and
(vi) all other terms of this Sublease shall apply to the extent not inconsistent with the foregoing.

            (c) In the event Subtenant fails to timely notify Sublandlord of its desire to sublease the Expansion Space, then Sublandlord shall have the right, at any time thereafter, at its sole discretion, to terminate this Sublease. If Sublandlord exercises its termination right, said termination shall be effective as of 5:00 p.m. of the thirtieth (30th) day after Subtenant's receipt of Sublandlord's termination notice. If said thirtieth (30th) day is a Sunday or a national holiday, then said termination shall be effective as of 5:00 p.m. of the first business day next succeeding said thirtieth (30th) day. To the extent Subtenant has paid any Base Rent or additional rent attributable to any period following the effective date of the termination of this Sublease, Sublandlord agrees to refund such amount to Subtenant within fifteen (15) days after the effective date of the termination, provided Subtenant is not otherwise in default under this Sublease.

      14. Except as otherwise herein provided, the provisions hereof shall bind and benefit respectively the parties hereto, their legal representatives, successors and permitted assigns.

      15. (a) Subtenant acknowledges and agrees that Sublandlord and its directors, officers and shareholders shall have no personal liability under this Sublease. Subtenant and any person or entity claiming by, through or under Subtenant shall look only to Sublandlord's estate and property in the Prime Lease for the satisfaction of any claims or damages, and no other property or assets of Sublandlord or any of its partners, directors, officers or shareholders shall be subject to lien, levy, execution or other enforcement action or procedure.

            (b) Subtenant agrees to make no claim, against Sublandlord for any injury or damage to, or loss (by theft or otherwise) of, or loss of use of, any property of Subtenant or of any other person, regardless of the cause thereof including, without limitation, any such injury or damage caused by the negligence of Sublandlord; it is hereby understood that Subtenant assumes all risk arising out of or in connection with such injury or damage.



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16. This Sublease, and the parties' respective obligations hereunder, are contingent upon Prime Landlord's consent. If Sublandlord has not received Prime Landlord's consent within thirty (30) days after the date of this Sublease, then either party shall have the right to cancel this Sublease at any time thereafter by giving written notice of such cancellation to the other party. In the event either party exercises its cancellation right, then such cancellation shall be effective as of the third (3rd) day after the receipt thereof by the other party, and Sublandlord and Subtenant shall be released and discharged of and from any and all liability or obligation under this Sublease after the effective date of such cancellation notice, except that Sublandlord agrees to promptly refund to Subtenant any monies previously paid by Subtenant on account of the Base Rent and the security deposit. Notwithstanding the provisions of the immediately preceding sentence, if Sublandlord receives Prime Landlord's consent prior to the effective date of any cancellation notice, then such cancellation notice shall be deemed automatically null and void, and this Sublease shall continue in full force and effect.

      17. Any term used in this Sublease, but which is not defined herein, shall have the meaning ascribed to such term in the Prime Lease.

      18. For purposes of Article 22 of the Prime Lease, any notice to Sublandlord shall be sent to Advanced Cell Technology, Inc., One Innovation Drive, Three Biotech Park, Worcester, MA 01605, to the attention of Henry Hoppe, Ph.D. with a copy to William L. Worden, Esq., Pierce Atwood, One Monument Square, Portland, ME 04101; and any notice to Subtenant shall be sent to ViaCell, Inc., One Innovation Drive, Three Biotech Park, Worcester, MA 01605, to the attention of Henry Hoppe, Ph.D.

      IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the day and year first above written.

                              SUBLANDLORD:

                              ADVANCED CELL TECHNOLOGY, INC.

                              By:  /s/ Robert H. Sagliz
                                   ---------------------------------
                              Its: Chief Operating Officer
                                   ---------------------------------
                              Printed Name: Robert H. Sagliz





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SUBTENANT:

                              VIACELL, INC.

                              By:  /s/ Henry Hoppe, Ph.D.
                                   ---------------------------------
                              Its: Vice President, Therapeutics Development
                                   ----------------------------------------
                              Printed Name: Henry Hoppe, Ph.D.
                                            ----------------------------



The undersigned hereby consents to the Sublease set forth above this      day of
April, 2001.

ARE-ONE INNOVATION DRIVE, LLC, a Delaware limited liability company

BY:   Alexandria Real Estate Equities, L.P., a Delaware
      limited partnership, managing member

      By:   ARE-QRS Corp., a Maryland corporation,
            general partner

            By:
               --------------------------
                  Name:
                  Title:





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                                    EXHIBIT A

                                   FLOOR PLAN